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                                                                   Exhibit 10(f)


                             MYERS INDUSTRIES, INC.
                              AMENDED AND RESTATED

                            1999 INCENTIVE STOCK PLAN

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                       Amended and Restated April 25, 2002

     Myers Industries, Inc., (the "Company") adopted the1999 Incentive Stock Plan ("Plan"), effective as of January 1, 1999, which Plan was approved by the shareholders at the 1999 Annual Shareholders Meeting. The Company, by its Board of Directors, has adopted amendments to the Plan related to the grant of stock options to the non-employee directors of the Company and certain non-material administrative changes, which amendments are subject to the approval of the shareholders at the 2002 Annual Shareholders Meeting

     The number of shares of Common Stock originally approved and reserved under the Plan was 1,000,000 shares. The total number of shares currently available under the Plan, as adjusted, is 1,230,411, of which 50,000 are reserved and issuable as Director Stock Options, both subject to adjustment pursuant to
Section 2.4.

                                 I. INTRODUCTION

1.1 PURPOSE OF THE PLAN. Myers Industries, Inc., has established the Plan to further its long-term financial success by creating the opportunity for key employees and non-employee directors of the Company and its Subsidiaries to receive stock-based compensation whereby they can share in achieving and sustaining such success. The Plan also provides a means to attract and retain the executive talent needed to achieve the Company's long-term growth and profitability objectives.

1.2  DEFINITIONS

     When used in the Plan, unless otherwise defined in Section 4.1, the following terms shall have the meanings set forth below.

     (a) "Award(s)" shall mean Incentive Stock Options, Non-Qualified Stock Options or Reload Stock Options granted under the Plan.

     (b) "Award Agreement" shall mean an agreement which shall evidence the particular terms, conditions, rights and duties of the Company and the Participant with respect to an Award.

     (c) "Board" shall mean the Board of Directors of the Company.

     (d)(i) "Change of Control" shall mean (A) the attainment of beneficial ownership by any Person (as defined herein) of capital stock of the Company, the voting power of which





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constitutes 30 percent or more of the voting power of all of the Company's outstanding capital stock; or (B) a change in the composition of a majority of the Board during any period of two (2) years or less, provided that in determining such change, any Director whose election has been approved in advance by at least two-thirds (2/3) of the Directors then in office shall not be considered a new Director. No sale to underwriters or private placement of capital stock by the Company, nor any acquisition by the Company, through merger, purchase of assets or otherwise, effected in whole or in part by issuance or reissuance of shares of its capital stock, shall constitute a Change of Control.

     (ii) For purposes of determining a Change of Control under the Plan, the following provisions shall apply:

          (A) The term "Person" shall mean any individual, corporation or other entity.

          (B) Any Person shall be deemed to be the beneficial owner of any shares of capital stock of the Company:

               (1)  which that Person owns directly, whether or not of record,

               (2) which that Person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options, or otherwise,

               (3) which are beneficially owned, directly or indirectly (including shares deemed owned through application of Paragraph (B)(2) above), by an "affiliate" or "associate" (as defined in the rules of the Securities and Exchange Commission) of that Person, or

               (4) which are beneficially owned, directly or indirectly (including shares deemed owned through application of Paragraph (B)(2) above), by any other Person with which that Person or his "affiliate" or "associate" has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company.

          (C) For purposes of determining whether a Person has acquired beneficial ownership of 30 percent or more of the Company, the outstanding shares of capital stock of the Company shall include shares deemed owned by such Person through application of Paragraphs (B)(2), (B)(3) and (B)(4) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.



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     (f) "Committee" shall mean the Compensation Committee of the Board, or such other committee of the Board which shall be designated by the Board to administer the Plan (except where such authority has been granted to the Administrator under Article IV). If the Board does not designate the Compensation Committee as the Committee, the Committee will be composed of two
(2) or more persons who are from time to time appointed to serve by the Board. Each member of the Committee will be a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act or any successor rule, as any such rule may be amended from time to time, and will also qualify as an "outside director" within the meaning of Code Section 162(m). A person may be appointed to the Committee who does not qualify as a "non-employee director" if the Committee adopts and follows a recusal procedure which qualifies under the
Section 16 Rules.

     (g) "Common Stock" shall mean the common stock of the Company, no par value per share, and may be either stock previously authorized but unissued, or stock reacquired by the Company.

     (h) "Company" shall mean Myers Industries, Inc., and any successor in a reorganization or similar transaction.

     (i) "Director" shall mean a duly elected member of the Board.

     (j) "Disability" shall mean the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, and that results in the Participant's Termination of Employment; provided, however, that with respect to any Participant who has entered into an employment agreement with the Company or any of its Subsidiaries, the term of which has not expired at the time a determination concerning Disability is to be made, Disability shall have the meaning attributed to "permanent disability" in such employment agreement.

     (k) "Fair Market Value" shall mean with respect to a given day, the closing sales price of a share of Common Stock, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Stock on such day, then the last preceding day on which transactions took place. The foregoing notwithstanding, the Committee may determine the Fair Market Value in such other manner as is required by applicable laws or regulations.

     (l) "Incentive Stock Option" or "ISO" shall mean a right to purchase the Company's Common Stock which is intended to comply with the terms and conditions for an incentive stock option as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

     (m) "Non-Qualified Stock Option" or "NQSO" shall mean a right to purchase the Company's Common Stock which is not intended to comply with the terms and conditions for a




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tax-qualified stock option, as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

     (n) "Participant" shall mean an officer or full-time salaried employee (including a Director who is also a full-time employee) of the Company or any of its Subsidiaries who, in the judgment of the Committee, is in a position to make a positive contribution to the management, growth and success of the Company and is thus designated by the Committee to receive an Award.

     (o) "Plan" shall mean the Company's 1999 Stock Plan, as set forth herein.

     (p) "Qualified Director" shall mean a Director who is both an "outside director" within the meaning of Code Section 162(m) and a "non-employee director" within the meaning of Rule 16b-3.

     (q) "Reload Stock Option" shall mean an option granted to a Participant who has paid for shares subject to option through the delivery of shares of Common Stock having an aggregate Fair Market Value as determined on the date of exercise equal to the option price.

     (r) "Retirement" shall mean a Participant's Termination of Employment by reason of retirement at his normal retirement date, pursuant to and in accordance with a pension, retirement or similar plan or other regular retirement practice of the Company or any of its Subsidiaries, or in accordance with the early retirement provision(s) thereof.

     (s) "Securities Act" shall mean the Securities Act of 1933, as amended.

     (t) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (u) "Subsidiaries" shall mean the majority-owned subsidiaries of the Company.

     (v) "Termination of Employment" shall mean a cessation of the employee-employer relationship between a Participant and the Company or its Subsidiaries for any reason.


                               II. ADMINISTRATION

2.1 ADMINISTRATION. The Plan shall be administered by the Committee with regard to the Employee Stock Option program, and the Administrator with regard to the Director Stock Option program, which, subject to the express provisions of the Plan, shall have full and exclusive authority to interpret the applicable provisions of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable in the implementation and administration of the Plan; provided, however, that subject




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to the express provisions hereof or unless required by applicable law or regulation, no action of the Committee or the Administrator shall adversely affect the terms and conditions of any Award made to, or any rights hereunder or under any Award Agreement of, any Participant, without such Participant's consent. The Committee's and Administrator's interpretation and construction of the applicable parts of the Plan shall be conclusive and binding on all persons, including the Company and all Participants.

2.2 PARTICIPATION. The Committee shall, from time to time, make the selection of Participants of the Employee Stock Option program and determine the Award or Awards to be granted to each Participant. In making its determinations, the Committee may take into account the nature of the services rendered or expected to be rendered by the respective Participants, their present and potential contributions to the Company's success, and such other factors as the Committee in its discretion shall deem relevant.

2.3 MAXIMUM NUMBER OF SHARES AVAILABLE. The maximum number of shares which currently may be granted under the Plan is 1,230,411 shares, of which 1,180,411 are reserved for the Employee Stock Option program and 50,000 are reserved for the Director Stock Option program, both subject to adjustment pursuant to
Section 2.4. No Incentive Stock Options shall be granted after January 1, 2009, or such other period required under the Code.

2.4 ADJUSTMENTS. In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Plan shall be adjusted proportionately or otherwise by the Board and, where deemed appropriate, the number of shares covered by outstanding stock options and the option price of outstanding stock options shall be similarly adjusted. Also, in instances where another corporation or other business entity is acquired by the Company, and the Company has assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. In the event of any other change affecting the Common Stock reserved under the Plan, such adjustment, if any, as may be deemed equitable by the Board, shall be made to give proper effect to such event.

2.5  REGISTRATION CONDITIONS.

     Unless issued pursuant to a registration statement under the Securities Act, no shares shall be issued to a Participant under the Plan unless the Participant represents to and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

     Any restriction on the resale of shares shall be evidenced by an appropriate legend on the stock certificate.




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     The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

2.6 COMMITTEE ACTION. The Committee may, through Award Agreements, limit its discretion under this Plan. To the extent such discretion is not specifically waived in an Award Agreement, the Committee shall retain such discretion.


                           III. EMPLOYEE STOCK OPTIONS

All stock options granted to Participants under this Article of the Plan shall be evidenced by Award Agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the following provisions.

3.1 PRICE. The option price per share of Non-Qualified Stock Options ("NQSOs") shall be set by the Committee at the time of grant. The option price for a NQSO shall be the Fair Market Value of a share of Common Stock on the date of grant, unless otherwise expressly set by the Committee at a different price. If a NQSO is to meet the requirements of Section 162(m) of the Code, it shall be issued at Fair Market Value. The option price per share of Incentive Stock Options ("ISOs") shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant.

3.2 PERIOD. An ISO shall not be exercisable for a term longer than ten years from date of grant. NQSOs shall have a term as established by the Committee.

3.3 TIME OF EXERCISE. The Committee may prescribe the timing of the exercise of the stock option and any minimums and installment provisions and may accelerate the time at which a stock option becomes exercisable, provided that with respect to ISOs, no such acceleration shall result in a violation of Section 3.6.

3.4 EXERCISE PROCEDURES. A stock option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being purchased.

3.5 PAYMENT. The price of an exercised stock option, or portion thereof, may be paid pursuant to Section 5.5(k).

3.6 SPECIAL RULE FOR INCENTIVE STOCK OPTIONS. If the aggregate Fair Market Value of Common Stock with respect to which ISOs are exercisable for the first time by a Participant




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during any calendar year (under this Plan and all other plans of the Company and its Subsidiaries) exceeds One Hundred Thousand Dollars ($100,000), such ISOs shall be treated as NQSOs to the extent of the excess. In applying the foregoing limitation, ISOs shall be taken into account in the order in which they were granted, and the Fair Market Value of Common Stock subject to such ISOs shall be determined as of the date of grant. If such limit is exceeded in any calendar year, the Company shall have the right to designate which shares of Common Stock purchased pursuant to such ISOs shall be treated as having been acquired by the Participant pursuant to an ISO.


3.7  RELOAD STOCK OPTIONS

     A Reload Stock Option may be granted by the Committee in an Award Agreement. If a reload option is granted and a stock option is exercised while the Participant is employed by the Company and the Participant pays for the shares subject to option through the delivery of Common Stock having an aggregate Fair Market Value as determined on the date of exercise equal to the option price, the Participant will be granted a Reload Stock Option on the date of such exercise. The Award shall equal the number of whole shares of Common Stock used to pay the purchase price, and the exercise price of the Reload Stock Option shall equal the Fair Market Value of the Common Stock on the date of grant. If the Company withholds shares of Common Stock to cover applicable income and employment taxes related to the exercise of an option, then the Award shall equal the number of whole shares of Common Stock used to pay the purchase price less the number of shares withheld.

     Subject to the provisions of this Plan, the Reload Stock Option may be exercised between its date of grant and the date of expiration of an option. Shares of stock acquired upon the exercise of a Reload Stock Option are restricted from sale for two (2) years. A Reload Stock Option shall be evidenced by an Award Agreement containing such other terms and conditions as the Committee approves. No Reload Stock Option shall be granted with respect to a stock option exercised after the Participant's Retirement, Disability, death or other Termination of Employment.

3.8 EFFECT OF LEAVES OF ABSENCE. It shall not be considered a Termination of Employment when a Participant is placed by the Company or any of its Subsidiaries on military leave, sick leave or other bona fide leave of absence. In case of such leave of absence, the employment relationship for Plan purposes shall be continued until the later of the date when such leave of absence equals ninety (90) days or when the Participant's right to reemployment with the Company or any of its Subsidiaries shall no longer be guaranteed either by statute or contract.

3.9 TERMINATION OF EMPLOYMENT

     Termination of Employment for Specific Reasons. In the event the employment of a Participant is terminated for resignation, retirement, Disability or death, any outstanding Option granted pursuant to the Plan and any rights thereunder shall be exercisable by the Participant (or in the case of a deceased Participant by his legal representative) only to the extent of the accrued right to exercise such Option at the date of such termination. An employee will not be deemed terminated for leaves of absence related to illness or military leave. The Committee may, in its sole direction, permit the exercise of all or any portion of the Option not otherwise exercisable





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and may provide that all or some portion of the Option shall not terminate upon or by virtue of such employment termination.

     To the extent that any such Option is exercisable at termination or, as the result of Committee approval, becomes exercisable at termination, the Option will remain exercisable for the earlier of the expiration date of the Option, or the following time periods beginning after the event which gives rise to the basis for termination: (a) resignation or retirement, three (3) months; (b) Disability, twelve (12) months; and (c) death, six (6) months.

     If at any time the Committee determines that a Participant has committed an act adverse to the interests of the Company, including but not limited to acts in competition with the Company or otherwise adverse to or not in the best interests of the Company, the Committee may rescind the right of the Participant to exercise all or part of any Options then held, whether vested or unvested, said Options thereupon becoming null, void and of no effect.

     Termination of Employment for Other Reasons. If the employment of the Participant shall terminate for any reason other than one of those specified in the Section of the Plan above, the rights under any then outstanding Option granted pursuant to the Plan which, pursuant to the terms of the Option Agreement between the Participant and the Company, is exercisable as of the date of such termination, shall terminate upon the expiration date of the Option or three (3) months after such date of termination of employment, whichever first occurs. In its sole discretion, the Committee may extend the three (3) months up to twelve (12) months, but in no event beyond the expiration date of the Option.

                        IV. DIRECTOR STOCK OPTION PROGRAM

All stock options granted to Participants under this Article of the Plan shall be evidenced by Award Agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the following provisions.

4.1 DEFINITIONS.

     (a) "Administrator" means the Vice President-Finance of the Company (or in the event of there is no such person in said position the Secretary of the Company), who shall administer the Director Stock Option program.

     (b) "Director Stock Option" means an Option granted to an Eligible Director. Each Director Stock Option shall be a nonqualified stock option the grant of which is not intended to fall under the provisions of Section 422A of the Code.

     (c) "Eligible Director" means any statutory director of the Company who is not an employee of the Company.

     (d) "Option Agreement" also means an agreement entered into between the Company and Eligible Director pursuant to the Director Stock Option program in the form prescribed by the Administrator.



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     (e) "Return on Common Equity" means the result obtained by dividing "Net
Income" by the "Common Shareholders Equity," as such terms are defined by the Company's accountant.

4.2 DIRECTOR STOCK OPTIONS. Eligible Directors are entitled to participate in the Plan solely with respect to the grant of Director Stock Options. The selection of Eligible Directors is not subject to the discretion of the Committee or Administrator. Persons serving on the Committee who are Eligible Directors may receive grants of Director Stock Options.

4.3 GRANT OF DIRECTOR STOCK OPTIONS. Subject to any limitations stated herein, Director Stock Options shall be granted to Eligible Directors as provided in this Section and neither the Administrator nor the Committee shall have any discretion with respect to any matters set forth in this Section.

     Commencing immediately after the adjournment of the Annual Meeting each year, any Eligible Director who was an Eligible Director immediately preceding such Annual Meeting and who has been elected as a director at such Annual Meeting shall automatically be granted a Director Stock Option for 1,000 shares of Common Stock if, but only if, the Return on Common Equity of the Company as set forth in the Company's annual report to shareholders for the immediately preceding fiscal year is equal to or greater than ten percent (10%). The Administrator reserves the right to increase the number of shares granted annually, which increase shall not be considered material and shall not require shareholder approval unless such increase exceeds 2,000 shares per annum during the term of the Plan.

4.4 OPTION AGREEMENT. Each Director Stock Option shall be evidenced by an Option Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other provisions as the Administrator shall determine for the Director Stock Options.

4.5 OPTION PRICE. Director Stock Options shall have an Option Price that is equal to the Fair Market Value of the Common Stock on the date the Option is granted.

4.6 DURATION OF OPTIONS. Director Stock Options must be exercisable no later than ten years and one day from the date of its grant.

4.7 EXERCISE OF OPTIONS. Director Stock Options granted under the Plan shall be exercisable one year after the date of its grant.

4.8 THE ADMINISTRATOR. The Administrator, being the Vice President-Finance of the Company, or in the event of there is no such person in said position, the Secretary of the Company, shall be responsible for the administration of the Plan as it relates solely to Director Stock Options. The Administrator is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the explicit provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Administrator pursuant to the provisions of the Plan relating to




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Director Stock Options shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

4.9 TERMINATION OF ELIGIBLE DIRECTOR STATUS. In the event that an Eligible Director ceases to be an Eligible Director for any reason, the rights under any outstanding Director Stock Options granted shall become immediately vested and exercisable pursuant to the terms of the original grant. If an Eligible Director ceases to be such by reason of death, any period shall be extended to the sooner of twelve months or the expiration date of the Director Stock Option.

                              V. GENERAL PROVISIONS

5.1 AMENDMENT AND TERMINATION. The Board may, at any time and from time to time, suspend or terminate the Plan in whole or amend it from time to time in such respects as the Board may deem appropriate, subject, however, to the regulatory requirements of Section 16(b) of the Securities Exchange Act and the requirements of the Code.

5.2 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to issue Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

5.3 OTHER COMPENSATION PLANS AND PROGRAMS. The Plan shall not be deemed to preclude the implementation by the Company and its Subsidiaries of other compensation plans or programs which may be in effect from time to time.

5.4 FOREIGN PARTICIPANTS. The Committee may, in its sole discretion, from time to time and at anytime, take any and all action it deems desirable or necessary, which may include the following as example, but without limitation: (a) amending the Plan, (b) adopting new plan provisions, (c) adopting sub-plans, (d) adopting forms of Award Agreements, and (e) modification of any option grants to be awarded or which have been awarded; so that Awards to Participants who are foreign nationals or employed outside the United States recognize and comply with the differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

5.5 MISCELLANEOUS PROVISIONS.

     (a) NO RIGHT TO CONTINUE EMPLOYMENT. Nothing in the Plan or in any Award or Award Agreement confers upon any Participant the right to continue in the employ of the Company or its Subsidiaries or interferes with or restricts in any way the rights of the Company or its Subsidiaries to discharge any Participant at any time for any reason whatsoever, with or without cause.




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     (b) NON-TRANSFERABILITY. No right or interest of any Participant in any
Award under the Plan shall be (i) assignable or transferable, except by will or the laws of descent and distribution or a valid beneficiary designation made in accordance with procedures established by the Committee, or (ii) liable for, or subject to, any lien, obligation or liability. An ISO may be exercised only by the Participant during his lifetime, by his estate or by the person who acquires the right to exercise such option by bequest or inheritance.

     (c) DESIGNATION OF BENEFICIARY. A Participant, in accordance with procedures established by the Committee, may designate a person or persons to receive, in the event of the Participant's death, (i) any payments with respect to which the Participant would then be entitled, and (ii) the right to continue to participate in the Plan to the extent of such Participant's outstanding Awards. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked in writing.

     (d) WITHHOLDING TAXES. The Company's obligation to deliver shares of Common Stock or cash upon the exercise of stock options granted will be subject to the satisfaction by the Participant of all applicable federal, state and local income tax and employment tax withholding requirements. The Committee (or plan administrator) may, in its discretion and in accordance with any applicable tax or securities laws (including the applicable safe-harbor provisions of Securities and Exchange Commission Rule 16b-3), provide any or all holders of NQSOs under the Plan, with the right to use shares of the Company's Common Stock in satisfaction of all or part of the federal, state and local income tax and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such option holder in either or both of the following formats:

          (i) STOCK WITHHOLDING. The holder of the NQSO may be provided with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such NQSO, a portion of those shares with an aggregate fair market value not to exceed one hundred percent (100%) of the applicable Taxes.

          (ii) STOCK DELIVERY. The holder of the NQSO may be provided with the election to deliver to the Company, at the time the NQSO is exercised, one (1) or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise triggering the Taxes) with an aggregate fair market value equal to the designated percentage (up to 100% as specified by the option holder) of the Taxes incurred in connection with such option exercise.

     (e) PLAN EXPENSES. Any expenses of administering the Plan shall be borne by the Company.

     (f) CONSTRUCTION OF PLAN. The interpretation of the Plan and the application of any




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rules implemented hereunder shall be determined solely in accordance with the laws of the State of Ohio.

     (g) UNFUNDED PLAN. The Plan shall be unfunded, and the Company shall not be required to segregate any assets which may at any time be represented by Awards. Any liability of the Company to any person with respect to an Award under this Plan shall be based solely upon any obligations which may be created by this Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.


     (h) BENEFIT PLAN COMPUTATIONS. Any benefits received or amounts paid to a Participant with respect to any Award granted under the Plan shall not have any effect on the level of benefits provided to or received by any Participant, or the Participant's estate or beneficiary, as part of any employee benefit plan (other than the Plan) of the Company.

     (i) PRONOUNS, SINGULAR AND PLURAL. The masculine may be read as feminine, the singular as plural and the plural as singular as necessary to give effect to the Plan.

     (j) MAXIMUM ANNUAL GRANT. In no event shall any one individual participating in the Plan, be granted stock options for more than one and one-half percent (1.5%) of the total outstanding shares of Common Stock of the Company, in the aggregate, in any calendar year.

     (k) PAYMENT. The exercise price will be payable in one of the alternative forms specified below:

         (i) full payment in cash or check made payable to the Company's order; or

         (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

         (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date and cash or check payable to the Company's order; or

         (iv) full payment through a sale and remittance procedure pursuant to which the Participant will provide irrevocable written directives to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and shall concurrently provide written instructions to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.




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

     For purposes of this subsection, the "Exercise Date" will be the date on which written notice of the option exercise is delivered to the Company, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of the Plan. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany the exercise notice.

5.6 EFFECTIVE DATE. The Plan became effective as of January 1, 1999, upon approval by shareholders of the Company in April 1999. The Plan was amended and restated by the Company in February, 2002, subject to the approval of the shareholders effective April 25, 2002. The Plan and all outstanding Awards shall remain in effect until all outstanding Awards have been exercised, expired or canceled.





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